EXHIBIT 99.1

            [STARNET COMMUNICATIONS INTERNATIONAL INC. LOGO]

            MICHAEL AYMONG JOINS STARNET AS PRESIDENT AND CEO


St. Johns, Antigua - April 10, 2001 - Starnet Communications International Inc. (OTC-BB: "SNMM")("Starnet"), a leading provider of interactive media and information systems for companies engaged in the Internet gaming industry, announced today that Mr. Michael Aymong has joined the Company as its Chief Executive Officer. Mr. Fred Hazell, formerly interim President and Chief Executive Officer of Starnet, remains with the Company as Chairman of the Board of Directors.

Mr. Aymong has been a senior manager within several Canadian business enterprises during the past 12 years, and has amassed multi-dimensional business and marketing experience as an entrepreneur, general manager, and senior executive. Prior to joining Starnet, Mr. Aymong served as Executive Vice President of Marketing, Sales, and Customer Service at GT Group Telecom. With 950 reporting employees, Mr. Aymong drove the strategic direction of the Company's marketing, sales, client care activities, operations, and facilities, as well as their revenue targets. Mr. Aymong also played a central role in executing the vision of the Board of Directors and the development of key national corporate strategies.

"We are pleased and fortunate to have found someone with Michael Aymong's extensive and varied strategic, financial, and managerial background to take on the role of CEO," said Mr. Hazell. "We are confident that Mr. Aymong brings the energy, experience, and skills that will position Starnet for continued success as the leading provider of systems and services to the global online gaming community."

Michael Aymong's career has taken him across Canada and the United States.
 Prior to joining GT Group Telecom, Mr. Aymong provided senior executive leadership to TELUS Advanced Communications in his capacity as the Vice President and Director of Marketing and Operations. In this role, Mr. Aymong was instrumental in supporting eight profit centers to run as independent business units, and helped mould a truly cross-functional and profit-focused billion-dollar data communications company. Prior to TELUS, Mr. Aymong's served as Director of Operations and Support at MetroNet Communications, where his vision and strategy helped drive the company's success, measured by a significant increase in the stock price from $21 to

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more than $75 per share during his tenure. He has also demonstrated his ability to raise funds to support a number of business ventures.

Michael Aymong is a graduate of the Executive MBA program at the University of Western Ontario.

ABOUT STARNET
Starnet is a leading developer and producer of Internet technologies for gaming applications. The company's new software, Beyond2000, which began a phased launch in August 2000, will offer a full suite of gaming products, including casinos, sports betting, bingo, lotto, and horse racing. Games are available in a number of different formats including Java, C++, and HTML and comprehensive marketing support software is also provided. For more information, please visit www.snmm.com or email sales@starnetsystems.net.

Starnet is an SEC reporting US (Delaware) corporation, which currently trades on the Over-The-Counter Bulletin Board. The company began trading in September of 1997 under the symbol "SNMM". Starnet is also listed on the Berlin and Frankfurt Stock Exchanges where it is traded on the Over-The-Counter market under the symbol "SNM".

CONTACT:
Starnet Communications International Inc.
Rob Grace, Investor Relations Manager
Ph:(604)608-2255
Fax: (604) 639-9339
North American Toll - 1-888-883-0833
Email - ir@snmm.com
or
Ogilvy Public Relations Worldwide
Amy Mumma
Ph: (212) 884-4036

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products, regulation of the online gaming industry, and other risks detailed from time to time in Starnet's filings with the Securities & Exchange Commission. We assume no responsibility for the accuracy and completeness of these statements and are under no duty to update any of the forward-looking statements contained herein to conform these statements to actual results. This is not an offer to sell or a solicitation of an offer to purchase any securities.